SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 23, 2003

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Isabella Street, Pittsburgh, Pennsylvania	15212-5858
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations	212-836-2674
Office of the Secretary	412-553-4707
(Registrant’s telephone number, including area code)

Item 12.    Results of Operations and Financial Condition.

On October 23, 2003, Alcoa Inc. held its third-quarter 2003 earnings conference call, broadcast live by webcast. A transcript of the call and a copy of the slides presented during the call are attached hereto as Exhibits 99.1 and 99.2, respectively, and are hereby incorporated by reference.

Exhibits:

99.1	Transcript of Alcoa Inc. third-quarter 2003 earnings call.
99.2	Slides presented during Alcoa Inc. third-quarter 2003 earnings call.

Forward-Looking Statements

Certain statements in the transcript and slides attached hereto relate to future events and expectations and as such constitute forward-looking statements involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of Alcoa to be different from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include (a) the company’s inability to complete pending acquisitions or divestitures, or to complete them in the timeframe contemplated, or to realize the projected amount of proceeds from divestitures, (b) the company’s inability to achieve the level of cost savings, productivity improvements or earnings growth anticipated by management, whether due to increases in energy costs, raw materials or other factors, (c) unexpected changes in global economic, business, competitive, market and regulatory factors, (d) material adverse changes in aluminum industry conditions generally or in the markets served by Alcoa, including the transportation, building, construction, distribution, packaging, industrial gas turbine, telecommunications and other markets, and (e) the other risk factors summarized in Alcoa’s Form 10-K for the year ended December 31, 2002 and other reports filed with the Securities and Exchange Commission.

* * * * *

The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/S/ LAWRENCE R. PURTELL
Lawrence R. Purtell
Executive Vice President and General Counsel

Dated:  October 29, 2003

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Transcript of Alcoa Inc. third-quarter 2003 earnings call.
99.2	Slides presented during Alcoa Inc. third-quarter 2003 earnings call.

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